SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest reported): January 4, 2006

ROANOKE TECHNOLOGY CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

FLORIDA (State or other jurisdiction of Incorporation)	000-26715 (Commission File Number)	22-3558993 (IRS Employer ID No.)

2720 N. Wesleyan Blvd.

Rocky Mount, North Carolina 27804

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(252) 428-0200

(ISSUER TELEPHONE NUMBER)

==================================================================================

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 4.01. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

(1)	Previous Independent Auditors:

(i) On January 4, 2006, Webb & Company, P.A. (“Webb & Company”) informed the board of directors that it could not rely on managements representation and was resigning as the Company’s independent auditor due to the current litigation against and alleged activities of David Smith, the previous President and Chairman of the Board of the Company. To date, the Company has not retained new auditor and is currently in the process of attempting to obtain new counsel.

(ii) Management of Roanoke Technology Corporation is unaware of any disagreements with Webb & Company related to any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. For the most recent fiscal year and any subsequent interim period through Webb & Company’s resignation on January 4, 2006, there has been no disagreement between the Company and Webb & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Webb & Company would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

(iii) Webb & Company did not perform an audit on the Company.

(iv) In connection with its review of financial statements through January 4, 2006,there have been no disagreements with Webb & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Webb & Company would have caused them to make reference thereto in their report on the financial statements.

(v) During the interim period subsequent to January 4, 2006, there have been no reportable events with the Company as set forth in Item 304(a)(i)(v) of Regulation S-K.

(vi) The Company requested that Webb & Company furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter is filed as an Exhibit to this Form 8-K.

(2)	New Independent Accountants:

(i) The Company has not engaged new auditors at this time. The Company will file an amendment to this 8k at such time as a new auditor is retained.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(a)	Financial Statements of Business Acquired.
N/A

(b)	Pro Forma Financial Information.
N/A

(c)	Exhibits.
	23.1	Letter from Webb & Company, PA

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ROANOKE TECHNOLOGY CORP.

By:	/s/ Russell Jones
CEO and President

Dated: February 8, 2006